Exhibit 99.1

FOR IMMEDIATE RELEASE

29903 Agoura Road, Agoura Hills, California 91301

Julie MacMedan

Telephone: 818 871-5000 Fax: 818 871-7400

THQ/Investor & Media Relations

818/871-5125

THQ ACHIEVES SUCCESSFUL TURNAROUND IN FISCAL YEAR ENDED MARCH 31, 2010 AND
REPORTS STRONG FOURTH QUARTER RESULTS

— Company Grows Global Market Share —

— Establishes Three Core Game Franchises —

— Sets Fiscal 2011 Guidance Reflecting Continued Momentum —

AGOURA HILLS, Calif. — May 5, 2010 - THQ Inc. (NASDAQ: THQI) today reported financial results for the fourth quarter and fiscal year ended March 31, 2010, demonstrating the company’s significant financial turnaround in just one year.

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
($ thousands except EPS)	2010	2009	2010	2009
GAAP
Net sales	$197,668	$170,259	$899,137	$829,963
Operating income (loss)	(9,380)	(87,149)	(9,649)	(387,713)
Earnings (loss) per share	(0.15)	(1.44)	(0.13)	(6.45)
Non-GAAP
Net sales	197,415	154,320	888,652	812,615
Operating income (loss)	4,920	(41,834)	15,603	(164,606)
Earnings (loss) per share	0.06	(0.54)	0.19	(1.52)

Full Year Results

For the twelve months ended March 31, 2010, THQ’s net sales rose 8% to $899.1 million, compared with net sales of $830.0 million a year ago.  On a non-GAAP basis, the company reported fiscal 2010 net sales of $888.7 million, up 9% from $812.6 million in the prior year.

For the fiscal year ended March 31, 2010, the company reported a net loss of $9.0 million, or $0.13 per share, compared with a net loss of $431.1 million, or $6.45 per share, in the prior year.  On a non-GAAP basis, the company reported fiscal 2010 net income of $12.7 million, or $0.19 per diluted share,

- more -

compared with a net loss of $101.8 million, or $1.52 per share, for the prior year.  A reconciliation of non-GAAP to GAAP results is provided in the accompanying financial tables.

“In fiscal 2010, we achieved a successful turnaround, grew market share and exceeded our financial and operating targets.  We have streamlined our cost structure, which will provide us with increased operating leverage in our model as our business continues to grow,” said Brian Farrell, THQ President and CEO.  “Importantly, during the fiscal year we established three major core game franchises, UFC, Darksiders and Red Faction.  We are very excited about our development pipeline and how we’ve positioned THQ to capitalize on both traditional and digital gaming opportunities going forward.”

Fourth Quarter Results

For the fourth quarter of fiscal 2010, THQ reported net sales of $197.7 million, up 16% from $170.3 million for the same period a year ago.  On a non-GAAP basis, the company reported net sales of $197.4 million, up 28% from $154.3 million for the same period a year ago.  Sales were driven primarily by new releases Darksiders™ and Metro 2033™.

For the fourth quarter of fiscal 2010, the company reported a net loss of $10.4 million, or $0.15 per share, compared with a net loss of $96.9 million, or $1.44 per share, for the same period a year ago.  On a non-GAAP basis, the company reported fiscal 2010 fourth quarter net income of $4.4 million, or $0.06 per diluted share, compared with a net loss of $36.4 million, or $0.54 per share, for the same period a year ago.  A reconciliation of non-GAAP to GAAP results is provided in the accompanying financial tables.

The company reported cash, cash equivalents and short-term investments of $271.3 million at March 31, 2010, up from $140.7 million at March 31, 2009.

Fiscal 2010 Highlights and Recent Developments

Market Share/Product Sales

•      For the twelve months ended March 31, 2010, THQ’s U.S. sell-through dollars grew 21% versus the prior-year period and the company gained market share, ranking as the #4 independent publisher with a 4.9% share(1).  For the same period, THQ’s global sell-through dollars grew 6% versus the prior-year period and the company gained market share, ranking as the #4 independent publisher with a 4.4% share(2).

•      UFC® 2009 Undisputed™ ranked among the top ten new video game releases in the U.S.(1) for calendar 2009.

•      UFC 2009 Undisputed and WWE® SmackDown® vs. Raw® 2010 each shipped nearly 4 million units in fiscal 2010.

(1)Source: The NPD Group

(2)Source: Seven territories for which syndicated data is available (sources: NPD, Chart Track, GfK):   US, Canada, UK, Germany, France, Spain and New Zealand.  Value in USD millions; each territory converted from local currency to USD at current exchange rates.

Product Quality, New Franchises and Innovations

•      THQ’s fiscal 2010 Core Games achieved average Metacritic scores of 82, up from 80 in fiscal 2009 and 72 in fiscal 2008.

•      In fiscal 2010, THQ added Darksiders™ to its growing portfolio of owned brands, including de Blob®, Drawn to Life®, MX vs. ATV™, Red Faction® and Saints Row®.

•      THQ published Metro 2033, the first PC game to utilize all three of the current cutting-edge technologies (NVIDIA PhysX, NVIDIA 3D Vision and DirectX 11 Tessellation) to deliver an immersive 3D gaming experience.

Strategic License Agreements

•      THQ and World Wrestling Entertainment, Inc. (WWE) entered into a new direct eight-year agreement granting THQ exclusive worldwide rights to develop and publish video games based on WWE content effective January 1, 2010.

•      THQ announced multi-year, multi-property video game license agreements with DreamWorks Animation to develop and publish video games based on Kung Fu Panda: The Kaboom of Doom, Puss in Boots, and The Penguins of Madagascar, adding to the company’s previously announced rights to publish games based on MegaMind.

•      THQ announced two multi-year license agreements granting the company the exclusive worldwide rights to develop and publish video games based on Sony Pictures Consumer Products’ popular game show properties, “JEOPARDY!” and “Wheel of Fortune”.

Core and Online Game Development

•      Consistent with our strategy to migrate our key brands online, THQ announced the realignment of two of our development studios that will now focus on the creation of digital games.

•      Consistent with our strategy to reduce development costs while delivering high product quality, in December 2009, THQ announced plans to establish a new video game development studio in Montreal, Quebec.

Litigation Settlement

•      During fiscal 2010, THQ, WWE and JAKKS Pacific, Inc. reached settlement agreements with respect to the previous WWE video game license and the termination of the THQ/JAKKS Pacific LLC joint venture, resulting in a new direct relationship with WWE and a lower overall royalty rate on WWE videogames.

“We plan to build on our fiscal 2010 momentum by demonstrating continued progress in fiscal 2011 and delivering accelerated growth in fiscal 2012 when we expect to launch three core games, including the third installment of our successful Saints Row franchise,” said Farrell.  “I want to thank all of our dedicated employees for making our turnaround a reality and positioning THQ for continued growth in the future.”

Business Outlook

Fiscal Year Ending March 31, 2011

The company expects to report non-GAAP fiscal 2011 net sales in the range of $905 million to $920 million, which represents a 2% to 4% increase from those reported in fiscal 2010, and to report non-GAAP EPS in the range of $0.25 to $0.30 per share, which is approximately 30% to 60% higher than fiscal 2010, reflecting expected operating leverage on the company’s lower cost structure.

Fiscal First Quarter 2011

THQ expects to report fiscal first quarter non-GAAP net sales in the range of $190 million to $200 million and non-GAAP EPS of approximately breakeven.

THQ has announced the following key releases scheduled for the first quarter of fiscal 2011:

Fiscal First Quarter

Core Games	Platforms
UFC Undisputed 2010	Xbox 360®, PlayStation®3

Kids, Family and Casual Games
All Star Karate™	Nintendo™ Wii™
Beat City™	Nintendo DS™
Big Beach Sports™ 2	Nintendo Wii
The Last Airbender	Nintendo Wii, DS, DSi™

Non-GAAP Financial Measures

In addition to results determined in accordance with GAAP, the company discloses certain non-GAAP financial measures that exclude the following:

•      stock-based compensation expense,

•      the impact of certain deferred revenue and related costs,

•      business realignment expense,

•      other-than-temporary impairment on investments and any subsequent realized gains on those investments, and mark-to-market adjustments on trading Auction Rate Securities,

•      material litigation settlements, charges and benefits, and

•      related income tax effects for each of these items.

Beginning in fiscal 2010, for non-GAAP purposes, the company adopted a fixed, long-term projected tax rate of 15% to evaluate its operating performance, as well as to forecast, plan and analyze future periods.

THQ may consider whether other significant items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

The company excludes these expenses from its non-GAAP financial measures primarily because its management does not believe they reflect the company’s primary business, ongoing operating results or future outlook.  THQ’s management believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its financial condition and results of operations, and helps investors compare actual results to its long-term operating goals as well as to its performance in prior periods.  The non-GAAP financial measures included in this earnings release have been reconciled to the comparable GAAP results in the accompanying tables, and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

In addition to the reasons stated above, which are generally applicable to each of the items THQ excludes from its non-GAAP financial measures, the company’s management uses certain of the non-GAAP financial measures for the following reasons:

Stock-Based Compensation. THQ does not consider stock-based compensation charges when evaluating the performance of its business or formulating its operating plans. Stock-based compensation charges are subject to significant fluctuation outside of the control of management due to the variables used to estimate the fair value of a share-based payment, such as THQ’s stock price, interest rates and the volatility of the company’s stock price.  Further, when considering the impact of equity award grants,

THQ places a greater emphasis on the use of such grants as retention tools for long-term stockholder value creation, as well as overall stockholder dilution, rather than the accounting charges associated with such grants.

Deferred Revenue/Costs. Beginning in fiscal 2008, the company began recognizing the revenue and related costs from the sale of certain titles for which the online service is determined to be a deliverable over the estimated online service period.  Although the company defers the recognition of its net revenue and costs with respect to these titles, there is no adverse impact to its operating cash flow.  Internally, THQ’s management excludes the impact of deferred net revenue and costs related to packaged games when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Business Realignment Expense.   Although THQ has incurred business realignment expenses in the past, each charge has been a discrete event based on a unique set of business objectives.  Management does not believe these charges reflect the company’s primary business, ongoing operating results or future outlook. As such, the company believes it is appropriate to exclude these expenses from its non-GAAP financial measures.

Fiscal Periods

Our fiscal year ends on the Saturday nearest March 31st. For simplicity, we present all fiscal periods as ending on a calendar month end. In fiscal 2010, our fourth quarter and fiscal year ended on April 3, 2010. In fiscal 2009, our fourth quarter and fiscal year ended on March 28, 2009. The fiscal three month periods ended March 31, 2010 and 2009 consisted of 13 weeks. The fiscal twelve month periods ended March 31, 2010 and 2009 consisted of 53 and 52 weeks, respectively.

Investor Conference Call

THQ will host a conference call to discuss fiscal 2010 fourth quarter results today at 2:00 p.m. Pacific/5:00 p.m. Eastern.  Please dial 877.356.8075 domestic or 706.902.0203 international, conference ID 70320819 to listen to the call or visit the THQ Inc. Investor Relations Home page at http://investor.thq.com.  The online archive of the broadcast will be available approximately two hours after the live call ends.  In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through May 7, 2010, by dialing 800.642.1687, domestic, or 706.645.9291, international, conference ID 70320819.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software.  Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific.  More information about THQ and its products may be found at www.thq.com and www.thqwireless.com. THQ, All Star Karate, Beat City, Big Beach Sports, Darksiders, de Blob, Drawn to Life, MX vs. ATV, Red Faction, Saints Row and their respective logos are trademarks and/or registered trademarks of THQ Inc.

Microsoft, Xbox, Xbox 360, Xbox Live, the Xbox logos, and the Xbox Live logo are either registered trademarks or trademarks of Microsoft Corporation in the U.S. and/or other countries.

“PlayStation”, is a registered trademark of Sony Computer Entertainment Inc.

Wii, Nintendo DS and Nintendo DSi are trademarks of Nintendo.

All other trademarks are property of their respective owners.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company’s expectations for the fiscal first quarter and year ending March 31, 2011, and for the company’s product releases in future periods.  These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management’s beliefs and certain assumptions made by management.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ.  Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements.  Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal period ended March 31, 2009, and particularly the discussion of risk factors that may affect results of operations set forth therein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

# # #

(Tables Follow)

THQ Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2010	2009	2010	2009

Net sales	$197,668	$170,259	$899,137	$829,963

Cost of sales:
Product costs	72,042	69,068	318,590	338,882
Software amortization and royalties	54,527	98,589	196,956	296,688
License amortization and royalties	15,337	14,295	95,972	83,066
Venture partner expense	—	3,960	14,531	19,707
Total cost of sales	141,906	185,912	626,049	738,343

Gross profit	55,762	(15,653)	273,088	91,620
Operating expenses:
Product development	23,811	25,186	87,233	109,201
Selling and marketing	25,231	20,457	131,954	162,183
General and administrative	13,287	17,671	57,879	76,884
Goodwill impairment	—	668	—	118,799
Restructuring	2,813	7,514	5,671	12,266
Total operating expenses	65,142	71,496	282,737	479,333

Operating loss	(9,380)	(87,149)	(9,649)	(387,713)
Interest and other income (expense), net	(707)	(1,519)	(2,056)	483
Loss from continuing operations before income taxes	(10,087)	(88,668)	(11,705)	(387,230)
Income taxes	2,198	8,366	247	46,226
Loss from continuing operations	(12,285)	(97,034)	(11,952)	(433,456)
Gain on sale of discontinued operations, net of tax	—	—	—	2,042
Net loss prior to allocation of noncontrolling interest	(12,285)	(97,034)	(11,952)	(431,414)
Loss attributable to noncontrolling interest	1,887	160	2,935	302
Net loss attributable to THQ Inc.	$(10,398)	$(96,874)	$(9,017)	$(431,112)

Loss per share attributable to THQ Inc. — basic:
Continuing operations (1)	$(0.15)	$(1.44)	$(0.13)	$(6.48)
Discontinued operations	—	—	—	0.03
Loss per share — basic	$(0.15)	$(1.44)	$(0.13)	$(6.45)

Loss per share attributable to THQ Inc. — diluted:
Continuing operations (1)	$(0.15)	$(1.44)	$(0.13)	$(6.48)
Discontinued operations	—	—	—	0.03
Loss per share — diluted	$(0.15)	$(1.44)	$(0.13)	$(6.45)

Shares used in per share calculation — basic	67,624	67,143	67,522	66,861
Shares used in per share calculation — diluted	67,624	67,143	67,522	66,861

(1)          Based on amounts attributable to THQ Inc. (i.e., subsequent to the allocation of noncontrolling interest).

THQ Inc. and Subsidiaries

Reconciliation of GAAP net loss to non-GAAP net income (loss) (a)

(In thousands, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2010	2009	2010	2009
Net sales	$197,668	$170,259	$899,137	$829,963
Changes in deferred net revenue	(253)	(15,939)	(10,485)	(17,348)
Non-GAAP net sales	$197,415	$154,320	$888,652	$812,615

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2010	2009	2010	2009
Operating loss	$(9,380)	$(87,149)	$(9,649)	$(387,713)
Non-GAAP adjustments affecting operating loss:
JAKKS preferred return rate reduction (b)	—	—	(24,221)	—
JAKKS and WWE settlement (c)	—	—	29,488	—
Changes in deferred net revenue	(253)	(15,939)	(10,485)	(17,348)
Change in deferred cost of sales (d)	303	10,780	5,462	13,749
Goodwill impairment	—	668	—	118,799
Business realignment expenses (d)	11,715	44,737	14,812	89,308
Stock-based compensation and related costs (d)	2,535	5,069	10,196	18,599
Total non-GAAP adjustments affecting operating loss	14,300	45,315	25,252	223,107

Non-GAAP operating income (loss)	$4,920	$(41,834)	$15,603	$(164,606)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2010	2009	2010	2009
Net loss attributable to THQ Inc.	$(10,398)	$(96,874)	$(9,017)	$(431,112)
Non-GAAP adjustments:
Non-GAAP adjustments affecting operating loss	14,300	45,315	25,252	223,107
Realignment attributable to noncontrolling interest (e)	(1,050)	—	(1,050)	—
Gain on sale of investments (f)	—	—	(640)	—
Other-than-temporary impairment on investments	—	1,718	—	6,279
Mark-to-market on trading Auction Rate Securities (g)	(2)	(119)	(157)	157
Interest and other income (expense), net	—	—	(63)	—
Deferred tax asset valuation allowance and related tax	—	29,054	—	146,075
Income tax adjustments (h)	1,566	(15,452)	(1,657)	(46,293)

Non-GAAP net income (loss)	$4,416	$(36,358)	$12,668	$(101,787)

Non-GAAP earnings (loss) per share — diluted (i)	$0.06	$(0.54)	$0.19	$(1.52)

Notes:

(a)    See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.

(b)   Represents the one-time reduction in accrued joint venture partner expense resulting from the settlement of the preferred return rate with JAKKS Pacific.

(c)    Represents the expense related to the settlement of litigation with WWE and JAKKS Pacific in December 2009.

(d)   See table below for further detail related to income statement classification of these adjustments.

(e)    Represents realignment attributable to noncontrolling interest.

(f)      Realized gains on sales of investments to the extent we had previously excluded a related other-than-temporary impairment from non-GAAP amounts.

(g)   Mark-to-market adjustment related to unrealized gains on trading Auction Rate Securities (ARS), partially offset by related unrealized losses on a put option received in connection with the ARS.  This amount is recorded in “Interest and other income (expense), net.”

(h)   On April 1, 2009, the Company adopted a fixed, long-term projected tax rate of 15% for the purposes of evaluating its operating performance, and to forecast, plan and analyze future periods.

(i)       Non-GAAP earnings (loss) per share — diluted has not been calculated using the “if-converted” method relative to the Convertible Senior Notes (Notes) issued in August 2009 as their inclusion would have been anti-dilutive or because the Notes were not outstanding.

The following table provides further detail on the income statement classification of certain non-GAAP adjustments that impact cost and expenses:

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2010	2009	2010	2009
Change in deferred cost of sales:
Change in deferred product costs	$183	$5,514	$2,690	$3,477
Change in deferred software amortization and royalties	120	5,266	2,772	10,272
Total change in deferred cost of sales	$303	$10,780	$5,462	$13,749

Business realignment expenses:
Cost of sales — software amortization and royalties	$7,853	$33,554	$7,853	$63,314
Cost of sales — license amortization and royalties	—	980	—	980
Product development	1,049	1,521	727	9,368
Selling and marketing	—	394	497	2,014
General and administrative	—	774	64	1,366
Restructuring	2,813	7,514	5,671	12,266
Total business realignment expenses	$11,715	$44,737	$14,812	$89,308

Stock-based compensation and related costs:
Cost of sales — software amortization and royalties	$682	$1,440	$3,408	$5,797
Product development (a)	586	1,551	1,763	3,242
Selling and marketing (a)	332	406	843	2,432
General and administrative (a)	935	1,672	4,182	7,128
Total stock-based compensation and related costs	$2,535	$5,069	$10,196	$18,599

Notes:

(a)          Stock-based compensation and related costs in the twelve months ended March 31, 2010 is net of the impact of the reversal of a portion of payroll tax accruals established in fiscal 2007 during our historical stock option grant practices inquiry.

THQ Inc. and Subsidiaries

Unaudited Consolidated Balance Sheets

(In thousands)

	March 31,	March 31,
	2010	2009

ASSETS
Cash, cash equivalents and short-term investments	$271,319	$140,662
Short-term investments, pledged	22,774	—
Accounts receivable, net of allowances	41,318	60,444
Inventory	13,970	25,785
Licenses	56,555	45,025
Software development	132,223	137,820
Deferred income tax	5,590	6,112
Income taxes receivable	4,914	903
Prepaid expenses and other current assets	13,864	27,441
Total current assets	562,527	444,192

Property and equipment, net	28,374	33,511
Licenses, net of current portion	83,752	47,875
Software development, net of current portion	26,792	24,647
Deferred income taxes	433	1,982
Long-term investments	1,851	5,025
Long-term investments, pledged	—	30,618
Other long-term assets, net	10,600	10,479
TOTAL ASSETS	$714,329	$598,329

LIABILITIES AND EQUITY
Accounts payable	$40,305	$40,088
Accrued and other current liabilities	137,332	190,140
Secured credit lines	13,249	24,360
Total current liabilities	190,886	254,588

Convertible senior notes	100,000	—
Other long-term liabilities	98,825	33,503
Total liabilities	389,711	288,091
Total THQ Inc. stockholders’ equity	324,355	307,040
Noncontrolling interest	263	3,198
Total equity	324,618	310,238
TOTAL LIABILITIES AND EQUITY	$714,329	$598,329

THQ Inc. and Subsidiaries

Unaudited Supplemental Financial Information

(In thousands)

	Three Months Ended GAAP				Twelve Months Ended GAAP
	March 31, 2010		March 31, 2009		March 31, 2010		March 31, 2009

Platform Revenue Mix

Consoles
Microsoft Xbox 360	$55,573	28.1%	$31,157	18.3%	$236,929	26.3%	$162,895	19.6%
Nintendo Wii	24,196	12.2	17,092	10.0	137,219	15.3	134,334	16.2
Sony PlayStation 3	46,450	23.5	40,514	23.8	199,546	22.2	106,753	12.9
Sony PlayStation 2	5,428	2.8	9,307	5.5	52,816	5.9	92,003	11.1
Other	—	—	—	—	8	—	121	—
	131,647	66.6	98,070	57.6	626,518	69.7	496,106	59.8
Handheld
Nintendo Dual Screen	29,370	14.9	29,377	17.2	144,272	16.0	168,726	20.3
Sony PlayStation Portable	7,393	3.7	7,561	4.5	44,508	5.0	50,927	6.1
Wireless	2,144	1.1	5,545	3.3	11,403	1.3	22,865	2.8
Other	—	—	74	—	—	—	3,336	0.4
	38,907	19.7	42,557	25.0	200,183	22.3	245,854	29.6

PC	27,114	13.7	29,632	17.4	72,436	8.0	88,003	10.6
Total Net Sales	$197,668	100.0%	$170,259	100.0%	$899,137	100.0%	$829,963	100.0%

Geographic Revenue Mix
Domestic	$113,250	57.3%	$94,247	55.4%	$558,673	62.1%	$457,819	55.2%
Foreign	84,418	42.7	76,012	44.6	340,464	37.9	372,144	44.8
Total Net Sales	$197,668	100.0%	$170,259	100.0%	$899,137	100.0%	$829,963	100.0%

	Three Months Ended Non-GAAP				Twelve Months Ended Non-GAAP
	March 31, 2010		March 31, 2009		March 31, 2010		March 31, 2009

Platform Revenue Mix

Consoles
Microsoft Xbox 360	$55,500	28.1%	$30,919	20.0%	$236,816	26.7%	$139,485	17.2%
Nintendo Wii	24,196	12.3	17,092	11.1	137,219	15.4	134,333	16.5
Sony PlayStation 3	46,478	23.5	22,655	14.7	191,393	21.5	117,714	14.5
Sony PlayStation 2	5,428	2.8	9,307	6.0	52,816	6.0	92,004	11.3
Other	—	—	—	—	8	—	121	—
	131,602	66.7	79,973	51.8	618,252	69.6	483,657	59.5
Handheld
Nintendo Dual Screen	29,370	14.9	29,377	19.0	144,272	16.2	168,726	20.8
Sony PlayStation Portable	7,393	3.7	7,561	4.9	44,508	5.0	50,927	6.3
Wireless	2,144	1.1	5,545	3.6	11,403	1.3	22,865	2.8
Other	—	—	74	0.1	—	—	3,336	0.4
	38,907	19.7	42,557	27.6	200,183	22.5	245,854	30.3

PC	26,906	13.6	31,790	20.6	70,217	7.9	83,104	10.2
Total Non-GAAP Net Sales	$197,415	100.0%	$154,320	100.0%	$888,652	100.0%	$812,615	100.0%

Geographic Revenue Mix
Domestic	$113,748	57.6%	$87,415	56.6%	$555,062	62.5%	$446,375	54.9%
Foreign	83,667	42.4	66,905	43.4	333,590	37.5	366,240	45.1
Total Non-GAAP Net Sales	$197,415	100.0%	$154,320	100.0%	$888,652	100.0%	$812,615	100.0%